10



                               PROXY STATEMENT OF

                            MICROPAC INDUSTRIES, INC.
                             905 East Walnut Street
                              Garland, Texas 75040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held At 11:00 A.M., LOCAL TIME ON
                                  March 4, 2005



Dear Stockholder:

         You are invited to attend the Annual Meeting of Stockholders of Micropac Industries, Inc., to be held at The Atrium at the Granville Arts Center, 300 N. Fifth St., Garland, Texas at 11:00 a.m. on March 4, 2005 for the following purposes:

         To elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

         To transact such other business that may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on January 25, 2005, as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting is contained in the attached Proxy Statement.

         MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN PROXIES.

                                            By Order of the Board of Directors




                                            JAMES K. MURPHEY, Secretary



DATED:   January 28, 2005

                            MICROPAC INDUSTRIES, INC.
                             905 EAST WALNUT STREET
                              GARLAND, TEXAS 75040

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  March 4, 2005


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Micropac Industries, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders that will be held on March 4, 2005, at the time and place and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to stockholders on or about February 4, 2005.

         The Company's Annual Report to Stockholders for the fiscal year ended November 30, 2004, is enclosed.

         The Board of Directors does not intend to bring any matter before the meeting except those specifically indicated in the foregoing notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote, or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the election as directors of the Company of the five persons named in the section captioned "Election of Directors".

         Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Only holders of record of common stock at the close of business on January 25, 2005 are entitled to notice of and to vote at the meeting. On that date there were 2,578,315 shares of common stock outstanding, each of which is entitled to one vote in person or by proxy on all matters properly brought before the meeting. Cumulative voting of shares in the election of directors is prohibited.

         The presence, in person or by proxy, of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Other matters, if any, to be voted on at the meeting require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

                            MICROPAC INDUSTRIES, INC.
             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table shows the number and percentage of shares of the Company's common stock beneficially owned (a) by each person known by the Company to own 5% or more of the outstanding common stock, (b) by each director and nominee, and (c) by all present officers and directors as a group.

Name and Address                            Number of Shares  Percent
of Beneficial Owner                         Beneficially Owned  of Class(1)

Heinz-Werner Hempel (2)(3)                         1,952,577              75.7%
Hanseatische Waren-Gesellschaft
         MBH & Co., KG
Am Wall 127
28195 Bremen 1 Germany

H. Kent Hearn (3)                                     3,500         Less than .2
1409 Briar Hollow
Garland, Texas 75043

James K. Murphey (3)                                   -0-                -
2290 One Galleria Tower
13355 Noel Road, L.B.75
Dallas, Texas 75240

Nicholas Nadolsky (3)                                  -0-                 -
1322 Briar Hollow
Garland, Texas 75043

Connie Wood (3)                                      6,000         Less than .2%
106 Cedarview
Rockwall, Texas 75087

All officers and directors                       1,962,077                76.1%
  as a group (5 Persons)
-----------------------

(1) Calculated on the basis of the 2,578,315 outstanding shares. There are no options, warrants, or convertible securities outstanding.

(2) The Company and Mr. Heinz-Werner Hempel are parties to an Ancillary Agreement entered into in March 1987. The Ancillary Agreement primarily obligates the Company to register Mr. Hempel's stock and allows Mr. Hempel to participate in any sale of stock by the Company.

(3) A director of the Company. Each incumbent director has been nominated for reelection at the Annual Meeting.

                                                ELECTION OF DIRECTORS


         The Board of Directors has determined that the Board should be composed of five directors and five directors are to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. Proxies solicited hereby will be voted FOR the election of the five nominees named below unless authority is withheld by the stockholder. Messrs. Hearn, Hempel, Murphey, Nadolsky and Ms. Wood are currently directors of the Company.

                                    Position(s) With
Name                         Age       the Company                Director Since

H. Kent Hearn                68     Director and Member of Audit
                                    Committee                      February 1983

Heinz-Werner Hempel          76     Director and Member of Audit
                                    Committee                      February 1997

James K. Murphey             62     Director and Member of Audit
                                    Committee                         March 1990

Nicholas Nadolsky            71     Director and Member of Audit
                                    Committee                           May 2004

Connie Wood                  65     Director, CEO, President and
                                    Member of Audit Committee      February 2002

         Mr. Hearn is currently employed as a stockbroker by Milkie/Ferguson Investments, Inc. Mr. Hearn was formerly employed by Harris Securities, Dallas, Texas.

         Mr.   Hempel   is  the  Chief   Operating   Officer   of   Hanseatische
Waren-Gesellschaft MBH & Co, KG, Bremen Germany.

         Mr. Murphey is an attorney and member of the law firm Glast, Phillips & Murray, P.C. in Dallas, Texas. Glast, Phillips & Murray, P.C. serves as legal counsel to the company. Prior to 2001, Mr. Murphey was a member of the law firm of Secore & Waller, L.L.P. in Dallas, Texas.

         Mr. Nadolsky served as the Company's Chief Executive Officer and Chairman of the Board until his medical leave of absence beginning May 2002. Mr. Nadolsky retired from the Company in May 2003.

         Ms. Wood is the Chief Executive Officer and President of the Company. Ms. Wood was elected as Chief Executive Officer in May 2002. Prior to May 2002, Ms. Wood was President and Chief Operating Officer of the Company.



         The Board of Directors held eight (8) board meetings during the year ended November 2004. Directors receive a fee of $500.00 for each meeting. Ms.
Wood  received  fees of  $4,000  which  amount  is  included  in the "All  Other
Compensation" column. Ms. Wood, Mr. Hearn and Mr. Murphey attended all of the meetings. Mr. Hempel attended two of the meetings. Mr. Nadolsky attended five of the meetings.

         The  Audit  Committee  held four (4)  meetings  during  the year  ended
November 30, 2004. Members of the Audit Committee received a fee of $500.00 for each meeting. Ms. Wood received Audit Committee fees of $2,000 which amount is included in the "All Other Compensation" column. Ms. Wood, Mr. Hearn and Mr.
Murphey attended all of the meetings. Mr. Hempel and Mr. Nadolsky attended two of the meetings.

         With the exception of Mr. Hearn, members of the Audit Committee are not considered as independent members under applicable United States statutes.

         The Board does not have a nominating committee due to the Company's small size. The Board does not provide a process for security holders to send communications to the Board of Directors due to the infrequent nature of such communications.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS

Remuneration

         The  following   table  shows  as  of  November  30,  2004,   all  cash
compensation  paid to, or accrued and vested for the account of Ms. Connie Wood,
President and Chief  Executive  Officer,  and Mr. Mark King,  Vice President and
Chief Operating Officer.

                                                 Annual Compensation

Name and                      Annual                         Other        All Other
Principal Position            Year           Salary           Bonus          Comp.        Compensation

Connie Wood,                  2004        $   172,394.28     $10,000        $6,000        $   29,194.26
President and                 2003        $   156,000.00     $10,000        $3,500        $   18,490.51
Chief Executive               2002        $   153,461.66         -0-        -0-           $   12,839.70
Officer (1)


Mark King,                    2004        $   155,333.82     $ 2,000        -0-           $   10,225.38
Vice President and            2003        $   150,000.00         -0-        -0-           $    6,467.79

Chief Operating Officer



--------------------------------------------------------------------------------

(1)Effective May 1, 2002, the Company and Connie Wood entered into a two (2) year employment agreement at an annual salary of $156,000. The employment agreement was amended effective May 1, 2004 to increase Mrs. Wood's salary to $180,000 and to extend the term for a period of three years from said date.

Benefit Plans
-------------

         The Company maintains a Family Medical Reimbursement Plan for the benefit of its executive officers and their dependents. The Plan is funded through a group insurance policy issued by an independent carrier and provides for reimbursement of 100% of all bona fide medical and dental expenses that are not covered by other medical insurance plans. During the fiscal year ended November 30, 2004, Ms. Wood received $7,104.58 and Mr. King received $1,804.57, which amounts are included in the "All Other Compensation" column shown in the preceding remuneration table.

         In July 1984, the Company  adopted a Salary  Reduction Plan pursuant to
Section 401(k) of the Internal Revenue Code. The Plan's benefits are available to all Company employees who are at least 18 years of age and have completed at least six months of service to the Company as of the beginning of a Plan year. Plan participants may elect to defer up to 15% of their total compensation as their contributions, subject to the maximum allowed by the Internal Revenue code 401(k), and the Company matches their contributions up to a maximum of 6% of their total compensation. A participant's benefits vest to the extent of 20% after two years of eligible service and become fully vested at the end of six years.

         During the fiscal year ended November 30, 2004, the Company made contributions to the Plan for Ms. Wood in the amount of $10,772.37 and for Mr. King in the amount of $8,421.31, which amounts are included in the "All Other Compensation" column shown in the preceding remuneration table.

         Ms. Wood's employment agreement provides that she may elect to carry over any unused vacation time to subsequent periods or elect to be paid for such unused vacation time. In 2004, Ms. Wood elected to be paid for all prior unused vacation time in the amount of $9,317.30, which is included in the "All Other Compensation" column shown in the preceding remuneration table.

         On January 15, 2001, the Board of Directors adopted the Micropac Industries, Inc. 2001 Employee Stock Option Plan. To date, no options have been granted under the Plan.

Interest In Certain Transactions
--------------------------------

         On August 27, 2003, the Company purchased 548,836 shares of the Company's common stock pursuant to the terms of an agreement dated January 15, 2001, between the Company and Mr. Nicholas Nadolsky, former Chairman of the Board and Chief Executive Officer ("Agreement"). The Agreement obligated the Company to purchase any shares of the Company's common stock owned by Mr. Nadolsky at the fair market value thereof (but in no event less than the book value of such shares) in the event of his death, permanent disability or termination of employment. Mr. Nadolsky's employment terminated on May 1, 2003. By letter dated August 15, 2003, Mr. Nadolsky requested that the Company purchase the 548,836 shares of the Company's common stock he owned pursuant to the requirements of the above agreement and agreed that the book value of each share of his common stock was $2.68. The Company paid Mr. Nadolsky a total purchase price of $1,470,880.48. These shares were subsequently retired.

         Since 1980, the Company has leased a 4,800 square-foot building from Mr. Nadolsky which is used primarily for manufacturing. The lease originally provided for a monthly rental of $1,900 (an amount based upon a January 1984, independent appraisal of the building's value) and was to have expired on January 1, 1987. Since 1987, the Company has extended the term of this lease from time to time. The last renewal of the lease was on July 1, 1999 for a five
(5) year period. The rental paid to Mr. Nadolsky pursuant to this lease was $39,000 for the fiscal year ended November 30, 2004. In April 2004, the lease was renewed for three (3) years at the same rental rate provided for in the original lease subject to increase based upon increases in the Consumer Price Index.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG LLP was selected as the independent accountants in 2002 and has been responsible for the Company's financial audit for the fiscal years ended November 30, 2002 through November 30, 2004.

         Management anticipates that a representative from KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so. It is also anticipated that such representative will be available to respond to appropriate questions from stockholders.


                                   AUDIT FEES

         KPMG LLP fee for professional services for the audit of the Company's financial statements for 2004 and the review of the interim financial statements included in the Quarterly Reports is $78,000.

         In addition to the audit fees, KPMG LLP fee for tax advisory and 2004 tax return preparation services will be $24,500.


                     REVIEW OF AUDITED FINANCIAL STATEMENTS

         The Board of Directors does not have nominating or compensation committee or committees performing similar functions. The Board of Directors formed an audit committee on May 13, 2002. The members of the Audit Committee are the members of the Board of Directors.

         The Board of Directors has discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Directors have considered and reviewed with the independent auditors their audit plans, the scope of the audit, and the identification of audit risks.

         The Board of Directors has reviewed the Company's audited financial statements for the fiscal year ended November 30, 2004, and discussed them with management and the Company's independent auditors. Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. Based on this and discussions with management and the independent auditors, the Board of Directors has recommended that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended November 30, 2004, for filing with the Securities and Exchange Commission. It is not the duty of the Directors to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to management and the Company's independent auditors. In giving its recommendations, the Directors considered (a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of the Company's independent auditors with respect to such financial statements.


         The Board of Directors has received and reviewed written disclosures and a letter from the independent accountants required by the Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committee," as amended to date, and has discussed with the independent accountants their independence from management.


                         COST OF SOLICITATION OF PROXIES

         The Company will bear the costs of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and all charges to brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company.


                             STOCKHOLDERS PROPOSALS

         Any stockholder proposing to have any appropriate matter brought before the next Annual Meeting of Stockholders scheduled for February 2006 must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposal should be sent to Mr. Patrick Cefalu, P. 0. Box 469017, Garland, Texas 75046, no later than November 1, 2005.